UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 22, 2012

(Date of Earliest Event Reported)

BEESFREE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53212	92-0189305
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

2101 Vista Parkway, Suite 122

West Palm Beach, Florida 33411

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 939-4860

____________________________________

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the resignation of Mario Sforza as President, Chief Executive Officer and a director of BeesFree, Inc. (the “Company”) and its subsidiaries as previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2012, the Company and Mr. Sforza have concluded negotiations and entered into a definitive Separation and General Release Agreement. Pursuant to the agreement, which is effective June 22, 2012, the Company paid Mr. Sforza a one-time cash payment of $21,513.32, representing Mr. Sforza’s salary through the balance of the term of his employment agreement and the reimbursement of expenses. The Company also agreed to issue him 40,000 shares of the Company’s restricted common stock. Mr. Sforza’s resignation was not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.

ITEM 9.01	Financial Statements and Exhibits:

(d)           Exhibits:

Exhibit	Description

10.1	Separation and General Release Agreement, dated June 22, 2012, by and between the Company and Mario Sforza.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEESFREE, INC.

By:	/s/ David W. Todhunter
David W. Todhunter
Interim President and Chief Executive Officer

Dated: June 28, 2012

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